KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE ANNOUNCES DISTRIBUTION OF
SUBSCRIPTION RIGHTS OFFERING

DALLAS, TEXAS . . . February 12, 2008 .. . . Keystone Consolidated Industries, Inc. (OTCBB: KYCN) announced today that it is distributing at no charge to record holders of its common stock the non-transferable subscription rights to purchase an aggregate of 2,500,000 shares of Keystone’s common stock for a purchase price of $10.00 per share, or an aggregate of $25,000,000.  Keystone will distribute 0.25 of a subscription right to its stockholders for each share of common stock held by those stockholders on January 28, 2008.  Each whole subscription right will entitle the record holder of common stock to purchase one share of Keystone’s common stock at a subscription price of $10.00.  Any Keystone stockholder who exercises their subscription rights in full may also oversubscribe for additional shares, subject to certain limitations, to the extent shares are available.  The subscription rights will expire at 5:00 p.m., Eastern Time, on March 17, 2008, unless extended by Keystone.

Keystone will use the net proceeds from the sale of the common stock pursuant to the subscription rights offering to reduce indebtedness under its revolving credit facility ($46.3 million balance outstanding at December 31, 2007), which in turn will create additional availability under that facility that could be used for general corporate purposes, including scheduled debt payments, capital expenditures, potential acquisitions or the liquidity needs of Keystone’s current operations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale by Keystone of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Any offer regarding the subscription rights offering will be made only through a separate prospectus.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the SEC including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy)
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire, billets and wire rod.  Keystone also manufactures welded wire reinforcement, coiled rebar and steel bars and shapes.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is traded on the OTC Bulletin Board (Symbol: KYCN).

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